EXHIBIT 32.2

CERTIFICATION

I, Anthony Kai Yiu Lo, Co-Chief Executive Officer of Shanghai Century Acquisition Corporation (the “Company”), hereby certify, as of the date hereof, solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)	the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: April 19, 2007

By:	/s/ Anthony Kai Yiu Lo
Anthony Kai Yiu Lo Co-Chief Executive Officer